Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-191881) and Form S-8 (No. 333-126978) of Manitex International, Inc. of our report dated March 11, 2014 , relating to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K/A for the year ended December 31, 2013.

/s/ UHY LLP
UHY LLP

Sterling Heights, Michigan

October 15, 2014